Exhibit 10.1

TIME-VESTING

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE HCC INSURANCE HOLDINGS, INC.

2008 FLEXIBLE INCENTIVE PLAN

This Restricted Stock Award Agreement (the “Agreement”) is entered into effective as of the date of grant set forth on the signature page below (the “Grant Date”) by and between HCC Insurance Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned employee of the Company or its Subsidiary (“Employee”) (collectively, the “Parties”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the HCC Insurance Holdings, Inc. 2008 Flexible Incentive Plan, as may be amended from time to time (the “Plan”).

WHEREAS, under the terms of the Plan the Committee may grant awards of Restricted Stock to Participants in the Plan;

WHEREAS, Employee is an eligible Participant in the Plan; and

WHEREAS, the Committee has approved an award of shares of Restricted Stock to Employee on the terms and conditions hereof and subject to the restrictions set forth herein as an incentive for Employee’s performance of services for the Company and/or its Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and such other good and valuable consideration, the Parties hereto agree as follows:

1.                                      Grant of Restricted Shares.  As of the Grant Date, the Company hereby grants and conveys to Employee the number of shares of Restricted Stock specified on the signature page of this Agreement (the “Restricted Shares”).

(a)                                 The Restricted Shares shall be subject to the terms and provisions of the Plan, which are incorporated herein by this reference.  Except to the extent expressly provided by the Plan, in the event of any conflict between the terms and provisions of this Agreement and those of the Plan, the terms and provisions of the Plan, including those with respect to the powers of the Committee, shall prevail and be controlling.

(b)                                 The Restricted Shares shall be registered in Employee’s name as of the Grant Date through a book entry credit in the records of the Company’s transfer agent, but shall be restricted as described herein during the period prior to the vesting of such shares in accordance with Section 3 (the “Restriction Period”).  During the Restriction Period, any certificates representing the Restricted Shares shall carry a legend evidencing the restrictions of this Agreement.  The terms of any such legend shall be determined by the Committee in its sole discretion.

(c)                                  Subject to the restrictions set forth in Section 2, Employee shall have all the rights of a stockholder with respect to the Restricted Shares, including any applicable voting and dividend rights.

2.                                      Restrictions.

(a)                                 During the Restriction Period, Employee shall not sell, transfer, pledge, assign, alienate, hypothecate, or otherwise encumber or dispose of the Restricted Shares other than by will or the laws of descent and distribution.  Any attempt to do so contrary to the foregoing  shall be null and void.

(b)                                 Except as specifically provided otherwise in Section 3, if Employee terminates employment with the Company, voluntarily or involuntarily, prior to the end of the Restriction Period, all of the unvested Restricted Shares shall be forfeited and returned to the Company without the payment of any consideration, and Employee shall have no rights with respect to such forfeited Restricted Shares.

3.                                      Vesting.

(a)                                 One-third (1/3) of the Restricted Shares granted hereunder shall vest (and the restrictions imposed pursuant to Section 2 shall lapse) on each of the first three (3) anniversaries of the Grant Date, provided Employee is employed by the Company on the applicable anniversary date.

(b)                                 Notwithstanding the provisions of Section 3(a), the Restricted Shares granted hereunder shall fully vest (and the restrictions imposed by Section 2, shall lapse), immediately prior to the first to occur of the following:

(i)                                     the date of Employee’s death;

(ii)                                  the date Employee terminates employment with the Company due to Employee’s Disability;

(iii)                               the date Employee’s employment with the Company is terminated by the Company due to an Involuntary Termination Without Cause (as defined below);

(iv)                              the date of a Change in Control of the Company; or

(v)                                 the date on which the Restricted Shares are cancelled in exchange for cash or property (other than securities which are considered Restricted Shares pursuant to Section 7) in connection with a merger or other business transaction, reorganization, or event that is not a Change in Control.

(c)                                  “Involuntary Termination Without Cause” shall have the meaning ascribed to such term in Employee’s written employment agreement with the Company or any Subsidiary or, if none, shall mean the involuntary termination of the Employee’s employment with the Company for any reason other than:

(i)                                     material dishonesty which is not the result of an inadvertent or innocent mistake of the Employee with respect to the Company or any of its Subsidiaries;

(ii)                                  willful misfeasance or nonfeasance of duty by the Employee;

(iii)                               a material violation by Employee of any material term of his written employment agreement (if any) with the Company or any Subsidiary as determined in the sole discretion of the Committee; or

(iv)                              the Employee’s conviction of any felony, any crime involving moral turpitude, or any crime (other than a vehicular offense not involving DUI or personal injury) which in some material fashion results in the injury of the Company’s or any Subsidiary’s reputation, business, or business relationships.

In addition, Employee shall incur an Involuntary Termination Without Cause if Employee is transferred to or employed by an entity other than the Company or a Subsidiary in connection with a divestiture, spinoff, outsourcing, or similar business transaction, even if Employee does not experience a common law termination of employment in connection with such event or transaction.

(d)                                 Except as provided in this Section 3, the Restricted Shares shall not vest.

4.                                      Employment.  For all purposes of this Agreement, the Employee shall be considered to be an employee of the Company for so long as Employee is a common law employee of the Company or any Subsidiary, and Employee’s employment relationship with an entity which was a Subsidiary shall be deemed to have terminated as of the date on which such entity ceased to be a Subsidiary (even if Employee does not experience a common law termination of employment at such time).  References in this Agreement to the Company include any Subsidiary that employs the Employee.

5.                                      Delivery of Share Certificates; Compliance with Securities Laws.  Upon the vesting of any Restricted Shares granted hereunder, the Company shall direct its transfer agent to record such shares as unrestricted or to deliver to Employee certificates evidencing such shares.  If certificates are delivered to Employee, such certificates shall not bear the legend referenced in Section 1(b).  Nothing herein shall obligate the Company to register the Restricted Shares pursuant to any applicable securities law or to take any other affirmative action in order to cause the issuance or transfer of the Restricted Shares to comply with any law or regulation of any governmental authority.  Employee will enter into such written representations and agreements as the Company may reasonably request to comply with any securities law.  The Company shall not be required to issue any shares prior to: (a) the obtaining of any approval from any governmental agency which the Company determines to be necessary or advisable; and (b) the Employee’s payment to the Company of any federal, state or local tax or other withholding owed by Employee as a result of vesting of the Restricted Shares.

6.                                      Tax or Legal Consequences; Tax Withholding.

(a)                                 It is anticipated hereunder that the Restricted Shares shall become taxable income to Employee upon the vesting date(s) under Section 3.  Employee shall be responsible for his own tax liability that arises as the result of this Agreement.  Employee acknowledges and understands that (1) he may make an election under Section 83(b) of the Code within 30 days after the Grant Date and (2) the Company does not provide any legal or tax advice to him.

(b)                                 Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any federal, state, and local income, employment, Social Security, Medicare, and other taxes that the Company is required to withhold in connection with the Restricted Shares.  The Company shall have the right to deduct any such taxes from any amounts paid to Employee by the Company or any Subsidiary or to withhold the appropriate number of unrestricted shares upon vesting of the Restricted Shares to satisfy such withholding requirements.

7.                                      Changes in Stock.  If, from time to time during the Restriction Period, there is any stock dividend, stock split, reorganization, recapitalization, merger, or other event described in Section 14 of the Plan, any and all new, substituted, additional, or other securities to which Employee is entitled by reason of his ownership of the Restricted Shares shall be considered the “Restricted Shares” for purposes of this Agreement and shall be subject to the applicable restrictions, as described in this Agreement, during the Restriction Period.

8.                                      Confidential Information.  The purpose of the Plan is to attract, retain and reward employees; to increase employees’ stock ownership and identification with the Company’s interests; to provide incentive for remaining with and enhancing the value of the Company and its Subsidiaries over the long-term; and to protect the Company’s Confidential Information (defined below).  During Employee’s employment with the Company, the Company agrees to provide Employee with new Confidential Information to which the Employee has not previously had access and of which Employee has not had previous knowledge.  “Confidential Information” includes information about the Company’s business, proprietary, and technical information not known to others that could have economic value to others if improperly disclosed.  Confidential Information thus includes, without limitation, any information the Company discloses to Employee, either directly or indirectly, in writing, orally or by inspection of tangible objects, including without limitation, information and technical data contained in the Company’s manuals, booklets, publications, materials and equipment of every kind and character, as well as documents, prototypes, samples, prospects, inventions, trade secrets, product ideas, technical information, know-how, processes, plans (including without limitation, marketing plans and strategies), specifications, designs, methods of operations, techniques, technology, formulas, software, improvements, financial and marketing information, pricing, premium and quote information, forecasts, research, and the identity of any customers and consultants.  In exchange for the Company’s promises to provide Employee with the Confidential Information under this Agreement, Employee agrees that Employee shall not, either during the period of Employee’s employment with the Company or at any time thereafter, disclose to anyone, including, without limitation, any person, firm, corporation, or other entity, or publish, or use for any purpose, any Confidential Information, except as properly required in the ordinary course of the Company’s business or as the Company specifically directs and authorizes.

9.                                      Notices.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the Party for whom it is intended at such address as may from time to time be designated by him in a notice mailed or delivered to the other Party.  Unless and until some other address is so designated, all notices or communications by Employee to the Company shall be mailed or delivered to the Company, care of its General Counsel, at 13403 Northwest Freeway, Houston, Texas 77040-6094, and all notices or communications by the Company to Employee shall be mailed or delivered to Employee’s address specified on the signature page to this Agreement (as may be updated).

10.                               Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Employee, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  To the maximum extent permitted by law, (a) no waiver that may be given by a Party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand.

11.                               No Right to Continued Service.  This Agreement does not confer upon Employee any right to remain in the employ of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate or change the conditions of his employment at any time.

12.                               Confidentiality of Agreement.  The Employee agrees that, as partial consideration for the granting of the Restricted Shares, the Employee will keep confidential all information and knowledge which the Employee has relating to the manner and amount of the Employee’s participation in the Plan and under the terms of this Agreement; provided, however, that such information may be given in confidence to the Employee’s spouse, to a financial institution to the extent that such information is necessary in order to secure a loan, or to Employee’s legal or tax advisors.

13.                               Effect of Payment.  Any payment or any issuance or transfer of Shares to or on behalf of the Employee in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such person under this Agreement or the Plan.  The Committee may require the Employee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

14.                               Successors and Assigns; Binding Effect.  This Agreement, and the rights and obligations of the Parties hereunder, may not be assigned by either Party other than by will or the laws of descent and distribution.  All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective executors, heirs, personal representatives, successors, and permitted assigns.

15.                               Entire Agreement.  This Agreement, along with the Plan and any other written agreement between the Parties specifically incorporated herein by reference, sets forth the entire understanding of the Parties hereto with respect to the grant of the Restricted Shares to Employee.  Any and all previous agreements, promises, representations, and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

16.                               Interpretation.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.  The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise specified.  The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.  A reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors, and permitted assigns.  Reference to any law means such law as amended, modified, codified, replaced, or reenacted, and all rules and regulations promulgated thereunder.  All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.  The Parties have participated jointly in the negotiation and drafting of this Agreement; therefore any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.  The Committee shall have authority to construe this Agreement, to prescribe rules and regulations relating to this Agreement, and to correct any defect, supply any omission or reconcile any inconsistency in this Agreement.  All determinations of the Committee under this Agreement shall be made in its sole and absolute discretion.

17.                               Severability.  Any provision of this Agreement that is invalid or unenforceable in any applicable jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.                               Employee Acknowledgment.  Employee acknowledges that (a) he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, (b) he has read this Agreement and understands its terms and conditions, (c) he has had ample opportunity to discuss this Agreement with his legal counsel and tax advisor prior to execution, and (d) no strict rules of construction shall apply for or against the drafter or any other Party.  It is the desire of the Parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held invalid or otherwise unenforceable by a court of competent jurisdiction, the Parties hereby agree and confirm that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law.

19.                               Compliance with Code Section 409A.  The Restricted Shares awarded under this Agreement are not intended to be subject to Code Section 409A, including the authoritative guidance issued thereunder, and shall be interpreted and administered to be exempt from the application of Section 409A.

Notwithstanding any provision of this Agreement to the contrary, if any payment or other benefit provided herein would be subject to additional taxes and interest under Code Section 409A because the timing of such payment is not delayed as provided in Section 409A for a “specified employee” (within the meaning of Section 409A), then if Employee is a “specified employee,” any such payment that the Employee would otherwise be entitled to receive during the first six months following his separation from service from the Company shall be accumulated and paid, within ten (10) days after the date that is six months following Employee’s date of separation from service from the Company, or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes and interest such as, for example, upon Employee’s death.

20.                               Clawback Policy.  Notwithstanding any provisions in this Agreement or the Plan to the contrary, all Restricted Shares granted hereunder which are subject to recovery under any law, government regulation, stock exchange listing requirement or clawback policy adopted by the Board (as may be amended) (“Clawback Policy”) shall be subject to such clawback as may be made pursuant to such law, government regulations, stock exchange listing requirement or Clawback Policy.

21.                               Survival of Certain Provisions.  Wherever appropriate to the intention of the Parties, the respective rights and obligations of the Parties hereunder shall survive any termination or expiration of this Agreement.

22.                               Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof.  To the maximum extent practicable this Agreement calls for performance and shall be performable at the offices of the Company in Houston, Harris County, Texas.  Venue for any dispute arising hereunder shall lie exclusively in the state and/or federal courts of Harris County, Texas and the Southern District of Texas, Houston Division, respectively, and the Parties hereby waive any objection that such venue or forum is inconvenient.

23.                               Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures which shall be deemed original signatures thereof.

24.                               EXPIRATION OF AGREEMENT.  IF THIS AGREEMENT IS NOT SIGNED AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE GRANT DATE, THIS AGREEMENT AND THE RESTRICTED STOCK AWARD PROVIDED FOR HEREIN SHALL BE NULL AND VOID, IN ITS ENTIRETY, AS OF THE GRANT DATE.

[REMAINDER OF PAGE LEFT BLANK]

Name:

Grant Date:

Number of Restricted Shares Awarded:

COMPANY:

HCC INSURANCE HOLDINGS, INC.

By:
Name:
Title:

EMPLOYEE:

Name: